POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, hereby constitutes and appoints Kurt Meyers, Ralph A. Petruzzo, Nicholas Huth, Darin D. Smith and Alfred Ayensu-Ghartey, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all reports (and amendments thereto) by the Company under the Securities Exchange Act of 1934 and any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are defined to include the registration statements listed below:

Variable Account AA (811-23817)

333-266576	333-275044
333-275041	333-275046
333-275042	333-275050
333-275043	333-275049

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account A (811-05166)

033-14362	333-72632
033-20453	333-91776
033-20696	333-92066
333-59717

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account 70A (811-23609)

333-248907	333-275040
333-265026	333-275033
333-265028	333-275034
333-265030	333-275035
333-272919	333-275036
333-275037	333-275039
333-275038

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account K (811-22886)

333-191149	333-256256
333-191150	333-271991
333-207014	333-281513
333-229237	333-289523
333-229238

Form N-6 registration statements to be filed as necessary.

EFLOA

Equitable America Variable Account L (811-04234)

002-95990	333-72578
033-82570	333-72596
333-56969	333-104162
333-64417	333-134304

Form N-6 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company of America (RILA) (0002038891)

333-283607	333-283582
333-283593	333-283584
333-283596	333-283586
333-283598	333-283588
333-282689	333-283590
333-283594	333-282435
333-283620	333-285625
333-283621

Form N-4 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company of America (0000835357)

333-263529	333-282435
333-267329	333-283641
333-277086	333-283642
333-277088	333-283644
333-277092	333-284950
333-277096	333-284951
333-277097	333-284953
333-283403

Form S-1 or S-3 registration statements to be filed, as necessary, for Market Value Adjustment interests under MONY Variable Annuity and MONY Custom Master contracts issued by Equitable Life Insurance Company of America.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered with certain flexible premium variable life insurance policies. This includes but is not limited to each Market Stabilizer Option®.

Form S-1, S-3, N-4 or N-6 registration statements to be filed as necessary, including but not limited to any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

This instrument may be executed in one or more counterparts.

EFLOA

The undersigned has hereunto set his or her hand on the date(s) below.

Date	Signature	Title

11/06/2025	/s/ Douglas A. Dachille Douglas A. Dachille	Director

11/08/2025	/s/ Daniel G. Kaye Daniel G. Kaye	Director

11/09/2025	/s/ Francis Hondal Francis Hondal	Director

11/08/2025	/s/ Arlene Isaacs-Lowe Arlene Isaacs-Lowe	Director

11/04/2025	/s/ Joan Lamm-Tennant Joan Lamm-Tennant	Director

11/17/2025	/s/ Craig MacKay Craig MacKay	Director

11/05/2025	/s/ Mark Pearson Mark Pearson	Chief Executive Officer and Director

11/10/2025	/s/ Bertram Scott Bertram Scott	Director

11/06/2025	/s/ George Stansfield George Stansfield	Director

11/04/2025	/s/ Charles G.T. Stonehill Charles G.T. Stonehill	Director

11/24/2025	/s/ Robin Raju Robin Raju	Chief Financial Officer

11/11/2025	/s/ William Eckert William Eckert	Chief Accounting Officer

EFLOA